As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-5726437
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

228 Strawbridge Drive, Suite 100

Moorestown, NJ 08057

(866) 648 - 2767

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan

(Full title of the plan)

Dr. Calvin H. Knowlton, Ph.D.
Chief Executive Officer
Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, NJ 08057
(866) 648 - 2767

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Celia A. Soehner, Esq.

Alexandra M. Good, Esq.

Morgan, Lewis & Bockius LLP

One Oxford Centre, 32nd Floor,

Pittsburgh, PA 15219

(412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement"), relating to the Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (the “Plan”), is being filed pursuant to General Instruction E to Form S-8, for the purpose of registering an additional 1,283,321 shares (the “Shares”) of the common stock, par value $0.0001 per share, of Tabula Rasa HealthCare, Inc. (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan for which Registration Statements on Form S-8 have previously been filed and are effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-214025, 333-216674, 333-223658, 333-230046, 333-236821, and 333-253570 filed with the Securities and Exchange Commission on October 7, 2016, March 14, 2017, March 14, 2018, March 4, 2019, March 2, 2020, and February 26, 2021, respectively, by the Registrant, relating to the Plan, and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Tabula Rasa HealthCare, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2016 and incorporated by reference herein)

4.2	Amended and Restated Bylaws of Tabula Rasa HealthCare, Inc. effective as of October 4, 2016 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 4, 2016 and incorporated by reference herein)

5.1	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm, as to Tabula Rasa HealthCare, Inc.

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (previously filed as Exhibit 10.15 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-208857) filed on September 19, 2016 and incorporated by reference herein)

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Moorestown, State of New Jersey, on this 25th day of February, 2022.

TABULA RASA HEALTHCARE, INC.

By	/s/ DR. CALVIN H. KNOWLTON
Dr. Calvin H. Knowlton
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Calvin H. Knowlton and Brian W. Adams, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Tabula Rasa HealthCare, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of February, 2022.

Signature	Title

/s/ DR. CALVIN H. KNOWLTON	Chairman of the Board of Directors and Chief Executive Officer
Dr. Calvin H. Knowlton	(principal executive officer)

/s/ BRIAN W. ADAMS	Co-President and Chief Financial Officer
Brian W. Adams	(principal financial officer)

/s/ ANDREA SPEERS	Chief Accounting Officer
Andrea Speers	(principal accounting officer)

/s/ SAMIRA K. BECKWITH	Director
Samira K. Beckwith

/s/ JAN BERGER	Director
Jan Berger

/s/ DENNIS K. HELLING	Director
Dennis K. Helling

/s/ ORSULA V. KNOWLTON	Director
Orsula V. Knowlton

/s/ Kathrine O’ Brien	Director
Kathrine O’Brien

/s/ MICHAEL PURCELL	Director
Michael Purcell

/s/ PAMELA SCHWEITZER	Director
Pamela Schweitzer

/s/ A GORDON TUNSTALL	Director
A Gordon Tunstall